   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 1995.

                                                   REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              CYCARE SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                          91-0842322
           (STATE OR OTHER JURISDICTION                             (I.R.S. EMPLOYER
         OF INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

                            ------------------------

                           7001 NORTH SCOTTSDALE ROAD
                                   SUITE 1000
                         SCOTTSDALE, ARIZONA 85253-3644
                                 (602) 596-4300
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                MARK R. SCHONAU
                 CHIEF FINANCIAL OFFICER -- SECRETARY/TREASURER
                              CYCARE SYSTEMS, INC.
                           7001 NORTH SCOTTSDALE ROAD
                                   SUITE 1000
                         SCOTTSDALE, ARIZONA 85253-3644
                                 (602) 596-4374
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                    Copy to:

                               MATTHEW P. FEENEY
                             SNELL & WILMER L.L.P.
                               ONE ARIZONA CENTER
                          PHOENIX, ARIZONA 85004-0001
                                 (602) 382-6239
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
                                                         PROPOSED          PROPOSED
       TITLE OF EACH CLASS              AMOUNT           MAXIMUM           MAXIMUM          AMOUNT OF
          OF SECURITIES                 TO BE       OFFERING PRICE PER AGGREGATE OFFERING    REGISTRATION
         TO BE REGISTERED           REGISTERED(1)        SHARE(2)          PRICE(2)            FEE
----------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value.....       21,430          $23.4375          $502,266            $174
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

(1) In the event of a stock split, stock dividend, or similar transaction involving the Company's Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of the Common Stock on December 28, 1995, as reported on the New York Stock Exchange.

    The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 29, 1995

                                 21,430 SHARES

                              CYCARE SYSTEMS, INC.
                                  COMMON STOCK

     This Prospectus relates to the offer and sale by Richard D. Jugel ("Selling Stockholder") of 21,430 shares of the Common Stock, $0.01 par value per share (the "Common Stock"), of CyCare Systems, Inc., a Delaware corporation (the "Company"). The Company will not receive any portion of the proceeds from the sale of the Common Stock offered hereby. The Company's Common Stock is traded on the New York Stock Exchange under the symbol "CYS." On December 28, 1995, the closing sales price for the Common Stock, as reported on the New York Stock Exchange, was $23.25 per share.

     The Selling Stockholder may from time to time effect sales of Common Stock in one or more transactions pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), in privately negotiated transactions, or in ordinary broker's transactions on the New York Stock Exchange, at the price prevailing at the time of such sales, at prices relating to such prevailing market prices, or at negotiated prices. It is anticipated that any broker-dealers participating in such sales of securities will receive the usual and customary selling commissions. The net proceeds to the Selling Stockholder will be the proceeds received by him upon such sales, less brokerage commissions. All expenses of registration incurred in connection with this offering are being borne by the Company. The brokerage and other expenses of sale incurred by the Selling Stockholder will be borne by the Selling Stockholder. See "Plan of Distribution" and "Selling Stockholder".
                            ------------------------
      SEE "RISK FACTORS" ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
     CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
                                         , 1996

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements, and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the New York Stock Exchange. Reports, proxy statements, and other information filed by the Company may be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes a part of a registration statement on Form S-3 (the "Registration Statement") that the Company has filed with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement and the exhibits thereto and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Common Stock offered hereby. Statements contained in this Prospectus as to the provisions of any documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete and, in each instance, reference is made to the copy of such document as so filed. Each such statement is qualified in its entirety by such reference.

                     INFORMATION INCORPORATED BY REFERENCE

     The following documents have been filed by the Company with the Commission and are hereby incorporated by reference in this Prospectus: (i) the Annual Report of the Company on Form 10-K for the year ended December 31, 1994; (ii) the Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1995; and (iii) the description of the Company's Common Stock contained in its Registration Statement pursuant to Section 12 of the Exchange Act, as amended from time to time. All other documents and reports filed by the Company with the Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be made a part hereof from their respective dates of filing.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will cause to be furnished without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in the document which this Prospectus incorporates). Requests should be directed to the Company's principal executive offices at 7001 North Scottsdale Road, Suite 1000, Scottsdale, Arizona 85253-3644; telephone: (602) 596-4300; attn: Mark R. Schonau, Chief Financial Officer -- Secretary/Treasurer.

                                  RISK FACTORS

     THE PURCHASE OF THE COMMON STOCK OFFERED HEREBY INVOLVES SUBSTANTIAL RISK. THE FOLLOWING MATTERS, INCLUDING THOSE MENTIONED ELSEWHERE, SHOULD BE CONSIDERED CAREFULLY BY A PROSPECTIVE INVESTOR IN EVALUATING A PURCHASE OF THE COMMON STOCK.

     Variability of Quarterly Operating Results; Seasonality. The Company's revenues and operating results can vary significantly from quarter to quarter as a result of a number of factors, including the volume and timing of systems sales and installations and product deliveries from the Company's vendors. The timing of such revenues from systems sales is difficult to forecast because the Company's sales cycle can vary depending upon factors such as the size of the transaction and general economic conditions. Because a significant percentage of the Company's expenses are relatively fixed, a variation in the timing of systems sales can cause significant variations in operating results from quarter to quarter. The Company's future operating results may fluctuate as a result of these and other factors, such as customer purchasing patterns and the timing of new product and service introductions and product upgrade releases. In addition, the Company's revenues from system sales have historically followed seasonal patterns with a lower level of sales occurring in the first quarter of the year and a greater level of sales occurring in the fourth quarter of the year.

     Uncertainty in Healthcare Industry; Government Healthcare Reform
Proposals. The healthcare industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operation of healthcare facilities. During the past several years, the healthcare industry has been subject to an increase in governmental regulation of, among other things, reimbursement rates and certain capital expenditures. Many lawmakers have announced that they intend to propose programs to reform the U.S. healthcare system. These programs may contain proposals to increase governmental involvement in healthcare, lower reimbursement rates, and otherwise change the operating environment for the Company's customers. Healthcare providers may react to these proposals and the uncertainty surrounding such proposals by curtailing or deferring investments, including those for the Company's products and related services. Cost-containment measures instituted by healthcare providers as a result of regulatory reform or otherwise could result in greater selectivity in the allocation of capital funds. Such selectivity could have an adverse effect on the Company's ability to sell its products and related services. The Company cannot predict with any certainty what impact, if any, such proposals or healthcare reforms might have on its business, financial condition, and results of operations.

     Competition. The Company faces significant competition from a number of different sources. Physician practice management systems are offered to physicians by competitors of the Company, including software vendors, systems integrators, and computer hardware manufacturers. Data processing organizations also compete with the Company by providing computerized billing, claims processing, and record management services to medical offices. In addition, healthcare reform, cost containment efforts, and other developments in the healthcare market are causing new computer-based systems to be developed to automate and make more efficient the methods for recording and paying healthcare claims. Certain claims processing organizations, hospitals, third-party administrators, hospital systems organizations, insurers, banks, and a variety of healthcare organizations now provide computer and/or other electronic data transmission systems, which sometimes include medical office management software, to physicians which provide a direct data-link between the physician and the organization. Also, other firms may seek to establish competitive networks linking physicians electronically with a variety of healthcare organizations. The opportunities to sell practice management systems and to provide claims processing and related services to large healthcare providers such as hospitals, health maintenance organizations, and preferred provider organizations could attract significant additional competition to the market. While management believes that no vendor dominates the overall market for physician practice management systems and no service provider dominates the overall market for claims processing services, certain of the Company's existing and potential competitors have substantially greater resources than the Company. Accordingly, there can be no assurance that the Company will be able to compete successfully with its competitors in the future.

     New Products and Services; Technological Changes. The market for physician practice management systems is characterized by continual change and improvement in computer hardware and software technology, as well as in services. Although the Company believes that its products and services continue to be competitive in the marketplace, the Company intends to continue to upgrade and enhance its products and services. The Company's success will depend upon the Company's ability to enhance its current products and services, to introduce new products and services which keep pace with technological and market developments, and to address the increasingly sophisticated needs of its customers. There can be no assurance that the Company will be successful in developing, marketing, and/or licensing from third parties, on a timely basis, product or service enhancements or new products or services that respond to advances by others, or that its new products or services will adequately address the needs of, or be accepted by, the market.

     Market and Product Concentration. The Company would be materially adversely affected by an overall decline or other material change in the market for physician practice management systems and for claims processing services. During the nine-month period ending September 30, 1995, approximately 36% of the Company's net revenues were derived from sales of the CS3000 and related products and from claims processing services. There can be no assurance that sales levels of the CS3000 and the revenue from claims processing will increase or be sustained.

     Acquisitions. The Company's expansion strategy involves the acquisition of complementary businesses, products, services, and technologies, as well as internal growth. There can be no assurance, however, that any future acquisitions will not have an adverse effect upon the Company's operating results, particularly immediately following the consummation of such transactions when the operations of the acquired business are being integrated into the Company's operations.

     Product Liability. Certain of the Company's products provide applications that relate to patient medical histories and treatment plans. Any failure by the Company's products to provide accurate and timely information could result in claims against the Company. The Company maintains insurance to protect against claims associated with the use of its products, but there can be no assurance that its insurance coverage would adequately cover any claim asserted against the Company. A successful claim brought against the Company in excess of its insurance coverage could have a material adverse effect on the Company's business, financial condition, and results of operations. Even unsuccessful claims could result in the Company's expenditure of funds in litigation, as well as diversion of management time and resources. There can be no assurance that the Company will not be subject to product liability claims, that such claims will not result in liability in excess of its insurance coverages, that the Company's insurance will cover such claims, or that appropriate insurance will continue to be available to the Company in the future at commercially reasonable rates.

     Dependence on Proprietary Technology. The Company relies on a combination of the trade secret, copyright and trademark laws, nondisclosure and other contractual provisions, and technical measures to protect its proprietary rights in its products. There can be no assurance that these protections will be adequate or that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technology. Although the Company believes that its products, trademarks, and other proprietary rights do not infringe upon the proprietary rights of third parties, there can be no assurance that third parties will not assert infringement claims against the Company in the future.

     Dependence on Key Personnel. The success of the Company is dependent to a significant degree on its key management and technical personnel, including its Chairman of the Board of Directors, President and Chief Executive Officer, Jim
H. Houtz. The Company believes that its continued future success will also depend upon its ability to attract, motivate, and retain highly-skilled technical, managerial, and marketing personnel. Competition for such personnel in the software systems integration industry is intense. The loss of key personnel or the inability to hire or retain qualified personnel could have a material adverse effect on the Company's business, financial condition, and results of operations. Although the Company has been successful to date in attracting and retaining skilled personnel, there can be no assurance that the Company will continue to be successful in attracting and retaining the personnel it requires to successfully develop new and enhanced products and to continue to grow and operate profitably.

     Possible Volatility of Stock Price. The stock market has from time to time experienced extreme price and volume fluctuations, particularly in the high technology sector, which have often been unrelated to the operating performance of particular companies. In addition, factors such as announcements of technological innovations or new products by the Company or its competitors or third parties, as well as market conditions in the computer software or hardware industries, may have a significant impact on the market price of the Common Stock.

     Effect of Certain Certificate of Incorporation Provisions. The Company's Certificate of Incorporation contains certain provisions that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of the Common Stock. In addition, the Company has entered into a Shareholder Rights Agreement that could have the effect of discouraging a third party from attempting to acquire control of the Company.

                              RECENT DEVELOPMENTS

     On December 21, 1995, the Company announced a one-time $3.8 million technology charge related primarily to previously developed software technology the Company will replace with more advanced products. The most significant portion of the charge relates to the Company's previously developed medical records technology, which will be replaced by a more advanced product licensed from Wang Laboratories, Inc. through a marketing services agreement entered into earlier this year. Another significant portion of the charge relates to a main frame version of the CS3000, which the Company has determined will not be viable in a client-server environment. The charge will result in a loss for the quarter ended December 31, 1995.

                                USE OF PROCEEDS

     All 21,430 shares of Common Stock offered hereby are being offered by the Selling Stockholder. The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholder.

                              SELLING STOCKHOLDER

     On December 1, 1995, Richard D. Jugel Company ("Jugel") merged with and into the Company pursuant to an Agreement of Merger, dated December 1, 1995 (the "Agreement"). At the time of the merger, the Selling Stockholder owned all of the issued and outstanding shares of the capital stock of Jugel. Under the terms of the Agreement, Selling Stockholder's shares of Jugel common stock were automatically cancelled and extinguished and were converted into 21,430 shares of the Company's Common Stock. Under the Agreement, the Company is required to register for public sale those shares of Common Stock issued to Selling Stockholder. This Prospectus is a part of the Registration Statement filed by the Company in order to satisfy this requirement. In addition, in connection with the Agreement, the Company entered into a four-year Employment Agreement with Selling Stockholder and Selling Stockholder executed a Non-Competition Agreement in favor of the Company.

     The following table provides certain information with respect to the Common Stock owned by the Selling Stockholder as of December 29, 1995.

                             PERCENTAGE OF                               PERCENTAGE OF
       NO. OF SHARES         COMMON STOCK                                COMMON SHARES
         OF COMMON          OWNED PRIOR TO         NO. OF COMMON        OWNED AFTER THE
        STOCK OWNED           OFFERING(1)         SHARES OFFERED          OFFERING(2)
    -------------------   -------------------   -------------------   -------------------
          21,430                 0.43%                21,430                  0%

---------------
(1) Includes all shares of Common Stock beneficially owned by the Selling Stockholder as a percentage of the 5,030,888 shares of Common Stock outstanding at December 29, 1995.

(2) Assumes that Selling Stockholder disposes all of the shares of Common Stock covered by this Prospectus and does not acquire any additional shares of Common Stock.

                              PLAN OF DISTRIBUTION

     This Prospectus relates to the sale of 21,430 shares of Common Stock by Selling Stockholder. The Selling Stockholder may from time to time effect sales of Common Stock in one or more transactions pursuant to Rule 144 under the Securities Act, in privately negotiated transactions, or in ordinary broker's transactions on the New York Stock Exchange, at the price prevailing at the time of such sales, at prices relating to such prevailing market prices, or at negotiated prices. It is anticipated that any broker-dealers participating in such sales of securities will receive the usual and customary selling commissions.

     The Company will pay all of the expenses incident to the registration of the Common Stock offered hereby, other than commissions and selling expenses with respect to the Common Stock being sold by the Selling Stockholder.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Company by Snell & Wilmer L.L.P., One Arizona Center, Phoenix, Arizona 85004.

                                    EXPERTS

     The consolidated financial statements of CyCare Systems, Inc. incorporated by reference in CyCare Systems, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

------------------------------------------------------
------------------------------------------------------

     NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    2
Information Incorporated by
  Reference...........................    2
Risk Factors..........................    3
Recent Developments...................    5
Use of Proceeds.......................    5
Selling Stockholder...................    5
Plan of Distribution..................    6
Legal Matters.........................    6
Experts...............................    6

                            ------------------------

------------------------------------------------------
------------------------------------------------------

------------------------------------------------------
------------------------------------------------------
                                     CYCARE
                                 SYSTEMS, INC.
                                     21,430
                                     SHARES
                                       OF
                                  COMMON STOCK
                            ------------------------

                                   PROSPECTUS
                            ------------------------
                                                 , 1996
------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        Securities and Exchange Commission Registration Fee................  $   174
        Printing and Engraving Expenses....................................  $ 1,500
        Legal Fees and Expenses............................................  $20,000
        Accounting Fees and Expenses.......................................  $ 8,000
        Blue Sky Fees and Expenses.........................................  $ 2,000
        Other Expenses.....................................................  $ 1,826
                                                                             -------
          Total Expenses...................................................  $33,500
                                                                             =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to Section 145 of the Delaware General Corporation Law (the "Delaware GCL"), as amended from time to time ("Section 145"), which provides for indemnification of directors and officers of a corporation in certain circumstances. Under Article VIII of the registrant's Restated Certificate of Incorporation, as amended, the registrant shall, to the full extent permitted by Section 145, indemnify all persons whom it may indemnify pursuant thereto. Additionally, Article VIII provides, among other matters, that the right to indemnification is a contract right, that the registrant is expressly authorized to procure insurance, that advancements of expenses by the registrant is mandatory (except as limited by law), and for certain procedural mechanisms for the benefit of indemnified parties.

     Section 5.2 of the By-Laws of the registrant provides for indemnification of directors and officers of the registrant. The provisions of Section 5.2, among other matters, require the registrant to indemnify certain persons to the fullest extent authorized by the Delaware GCL, as the same may now exist or may hereafter be amended. Section 5.2 provides that such indemnification is not exclusive of any other rights under, for example, an indemnity contract, or a vote of shareholders or disinterested directors. Such indemnification rights continue as to any person who has ceased to be a director or officer and inure to the benefit of the person's heirs, executors, and administrators.

     The registrant currently maintains directors' and officers' liability insurance to supplement the protection provided in the registrant's By-Laws and to fund any indemnification payments that the registrant may be required to make. Such insurance is renewable annually and is subject to standard terms and conditions, including exclusions from coverage.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                               DESCRIPTION
----     --------------------------------------------------------------------
 4.1     Restated Certificate of Incorporation(1)
 4.2     By-Laws(1)
 4.3     The Shareholder Rights Agreement dated May 15, 1989(2)
 5       Opinion of Snell & Wilmer L.L.P.
23.1     Consent of Ernst & Young LLP
23.2     Consent of Snell & Wilmer L.L.P. (included in Exhibit 5)
24       Powers of Attorney (included on signature page)

---------------
(1) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1988.

(2) Incorporated by reference to the Company's Report on Form 8-K, dated May 9, 1989.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Scottsdale, State of Arizona, on December 29, 1995.
                                          CYCARE SYSTEMS, INC.,
                                          a Delaware corporation

                                          By: /s/  Jim H. Houtz

                                            ------------------------------------
                                            Jim H. Houtz
                                            Chairman of the Board, President and
                                            Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jim H. Houtz and Mark R. Schonau, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Form S-3 Registration Statement, and any Registration Statement and any amendment thereto pursuant to Rule 462(b) under the Securities Act for this offering, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                               TITLE                          DATE
-----------------------------------  --------------------------------------  ------------------
/s/ Jim H. Houtz                     Chairman of the Board, President and    December 29, 1995
-----------------------------------  Chief Executive Officer (Principal
Jim H. Houtz                         Executive Officer)
/s/ Mark R. Schonau                  Chief Financial Officer, Secretary and  December 29, 1995
-----------------------------------  Treasurer (Principal Financial and
Mark R. Schonau                      Accounting Officer)
/s/ James L. Schamadan, M.D.         Director                                December 29, 1995
-----------------------------------
James L. Schamadan, M.D.
/s/ Frank H. Bertsch                 Director                                December 29, 1995
-----------------------------------
Frank H. Bertsch
/s/ Richard J. Burgmeier             Director                                December 29, 1995
-----------------------------------
Richard J. Burgmeier
                                     Director                                December   , 1995
-----------------------------------
A. Theodore Engkvist

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                               DESCRIPTION
------   --------------------------------------------------------------------
 4.1     Restated Certificate of Incorporation(1)
 4.2     By-Laws(1)
 4.3     The Shareholder Rights Agreement dated May 15, 1989(2)
 5       Opinion of Snell & Wilmer L.L.P.
23.1     Consent of Ernst & Young LLP
23.2     Consent of Snell & Wilmer L.L.P. (included in Exhibit 5)
24       Powers of Attorney (included on signature page)

---------------
(1) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1988.

(2) Incorporated by reference to the Company's Report on Form 8-K, dated May 9, 1989.